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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):   May 31, 2000

                          ---------------------------


                                 VENCOR, INC.
            (Exact name of registrant as specified in its charter)


     Delaware                            001-14057               61-1323993
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)


                               One Vencor Place
                            680 South Fourth Street
                             Louisville, Kentucky
                   (Address of principal executive offices)
                                  40202-2412
                                  (Zip Code)

      Registrant's telephone number, including area code:  (502) 596-7300

                                Not Applicable
        (Former name or former address, if changed since last report.)

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Items 1-4.  Not Applicable.

Item 5.  Other Events

     Vencor, Inc. (the "Company") announced that the United States Bankruptcy Court for the District of Delaware (the "Court") has approved the Company's motion to extend the Company's exclusive right to file its plan of reorganization through July 18, 2000.

     In support of its motion, the Company informed the Court that it has continued to make progress in the reorganization proceedings. The Company also noted that it has reached an understanding with certain of its senior bank lenders, certain holders of the Company's $300 million 9 7/8% Guaranteed Senior Subordinated Notes due 2005 and the advisors to the official committee of unsecured creditors regarding the broad terms of a plan of reorganization. The Company also has continued to engage in discussions with Ventas, Inc. ("Ventas") to obtain its support for a consensual plan of reorganization but is simultaneously pursuing other alternatives.

     The Company also informed the Court that it has continued its conversations with the Department of Justice regarding a settlement of the ongoing investigations and the negotiation of other agreements with the Company.

     In addition, the Company announced that the Court approved a tax stipulation agreement between the Company and Ventas (the "Tax Agreement"). In connection with the spin-off of the Company in 1998, Ventas and the Company entered into a tax allocation agreement under which Ventas agreed that the Company would be entitled to any tax refunds associated with its former healthcare operations. In early February, a federal tax refund in excess of $26 million was received by Ventas. The Company has asserted that it is entitled to the refund under several grounds, including the terms of the existing tax allocation agreement. Accordingly, the Company demanded that Ventas enter into the Tax Agreement which provides that refunds of federal, state and local taxes received by either company on or after September 13, 1999 be held by the recipient of such refunds in segregated interest bearing accounts. The Tax Agreement requires notification before either party can withdraw funds from the segregated accounts.

     A copy of the press release is included as an exhibit to this filing and is incorporated herein by reference.

     Certain statements set forth above, including, but not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from

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time to time in the Company's filings with the Securities and Exchange
Commission. Factors that may affect the plans or results of the Company include, without limitation, the ability of the Company to continue as a going concern; the delays or the inability to complete the Company's plan of reorganization; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing; the ability of the Company to operate successfully under the Chapter 11 cases; risks associated with operating a business in Chapter 11; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to attract patients given its current financial position; the ability of the Company to attract and retain key executives and other personnel; the effects of healthcare reform and legislation on the Company's business strategy and operations; the Company's ability to control costs, including labor costs in response to the prospective payment system; adverse developments with respect to the Company's settlement discussions with the Department of Justice concerning ongoing investigations; and the dramatic increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.


Item 6.  Not Applicable.

Item 7.  Financial Statements and Exhibits.

         (a)   Financial statements of businesses acquired.

               Not applicable.

         (b)   Pro forma financial information.

               Not applicable.

         (c)   Exhibits.

               Exhibit 99.1  Press Release dated May 31, 2000.

Items 8-9.  Not Applicable.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VENCOR, INC.



Dated:  June 1, 2000                    By: /s/ Richard A. Lechleiter
                                           --------------------------
                                           Richard A. Lechleiter
                                           Vice President, Finance,
                                           Corporate Controller and
                                           Treasurer

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